EXHIBIT 10.21

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is dated for reference purposes only as of April 19, 2005 by and between AROC, Inc., a Delaware corporation (“Assignor”), Southern Bay Energy, L.L.C., a Texas limited liability company (“Assignee”), and Cypress Court Operating Associates, L.P., a New Mexico limited partnership (“Landlord”).

RECITALS:

WHEREAS, Landlord as landlord and Assignor as tenant have previously entered into that certain Lease Agreement dated June 7, 2001 (“Lease”) wherein, among other things, Landlord leased to Assignor and Assignor leased from Landlord approximately 14,810 rentable square feet on the second floor (“Premises”) of the building located at 110 Cypress Station Drive, Houston, Harris County, Texas; and

WHEREAS, Landlord and Assignor entered into that certain First Amendment to Lease November 10, 2003 (“First Amendment”) wherein, among other things, the Premises was reduced in size to 10,576 rentable square feet and the Lease term was renewed; and

WHEREAS, the Lease and the First Amendment to Lease, copies of which are attached hereto as Exhibit “A”, shall hereinafter be collectively referred to as the “Lease”; and

WHEREAS, Assignor desires to assign all its right, title and interest in the Lease to Assignee, and Assignee desires to accept such assignment.

NOW THEREFORE, for and in consideration of the sum of ten and no/100 dollars ($10.00) and other valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant do hereby agree as follows:

AGREEMENT:

1. The foregoing recitals are true and correct and are incorporated herein by this reference.

2. Representations and Warranties.

(a) Assignor represents and warrants that:

(i)	Assignor has not assigned, sublet or otherwise conveyed its interest in the Lease to anyone.

(ii)	Assignor’s interest in the Lease is not subject to any lien, encumbrance, claim, setoff or deduction; and

(iii)	Assignor is not in default and no event has occurred which with notice or lapse of time Or both would constitute a default by Assignor under any of the provisions of the Lease.

(b) Assignee represents and warrants that:

(i)	Assignee shall use and occupy the Premises covered by the Lease only for the specifically Stated purposes set forth in the Lease.

(ii)	The financial statements of Assignee delivered to Landlord are true and correct in all Material respects.

3. Assignment. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Lease, including any security deposit held by Landlord pursuant to the Lease. Assignor agrees to deliver to any sublessee any notice required by law or to otherwise inform such sublessee that Assignor has transferred its interest in such sublease to Assignee as of the Effective Date (as hereinafter defined).

4. Effective Date: The effective date of this Assignment shall be April 1, 2005 (the “Effective Date”).

5. Acceptance and Assumption. Assignee hereby agrees to and accepts such assignment and, in addition, expressly assumes and agrees to keep, perform and fulfill all of the terms, covenants, obligations and conditions required to be kept, performed and fulfilled by Assignor under or with respect to the Lease from and after the Effective Date, including without limitation, all obligations and duties owed to a sublessee under any sublease described in Paragraph 2 (a) (i), above. Assignee shall be solely liable to Landlord for all obligations under the Lease accruing as of the Effective Date.

6. Condition of Premises. Assignee shall accept the Premises covered by the Lease in its “as is” condition.

7. Indemnification.

(a) Assignor hereby indemnifies and holds Assignee harmless from and against any loss, cost, claim or liability, including attorneys’ fees and costs, relating to or in connection with the Lease prior to the Effective Date. Assignor understands and agrees that in no event shall Assignor, by reason of Landlord’s approval of this Assignment, be deemed relieved from any obligation or liability under the Lease that may have accrued prior to the Effective Date.

(b) Assignee hereby indemnifies and holds Assignor and Landlord harmless from and against any loss, cost, claim or liability, including attorneys’ fees and court costs, relating to or in connection with the Leases from and after the Effective Date.

8. Landlord’s Consent. By its execution hereof, Landlord hereby acknowledges and consents to Assignor’s assignment of its right, title and interest in the Lease, including all its right, title and interest as sublessor in any sublease described in Paragraph 2 (a) (i), above, to Assignee;

provided however, this acknowledgement and consent shall not be deemed to relieve Assignor from any obligation or liability under the Lease which may have accrued prior to the Effective Date.

9. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns; however this provision shall not authorize any assignment or subletting otherwise prohibited by the Lease.

10. Full Force and Effect. Except as set forth the in this Assignment, all terms and provisions of the Lease shall remain in full force and effect.

11. Notices. Assignee’s address for notices pursuant to Section 1. of the Lease is 110 Cypress Station Drive, Suite 220, Houston, Texas 77090.

12. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

13. Condition Precedent. This Assignment shall not be deemed effective for any purpose unless and until Landlord’s execution hereof is obtained.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

AROC, INC.

By:	/s/ Howard E. Ehler
Name:	Howard E. Ehler
Title:	Vice President

ASSIGNEE:

SOUTHERN BAY ENERGY, L.L.C.

By:	/s/ Frank A. Lodzinski
Name:	Frank A. Lodzinski.
Title:	President

LANDLORD:

CYPRESS COURT OPERATING ASSOCIATES, LIMITED PARTNERSHIP

By:	/s/ J. Peter Mehlert
Name:	J. Peter Mehlert
Title:	President

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